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                                                                    Exhibit 99.2



                                 REVOCABLE PROXY
                            ASHLAND BANKSHARES, INC.
                                ASHLAND, KENTUCKY
                         SPECIAL MEETING OF SHAREHOLDERS

                                March 23, 1999

     The undersigned hereby appoints ____________________, with full powers of substitution, to act as proxies for the undersigned, to vote all common shares of Ashland Bankshares, Inc. ("Ashland") which the undersigned is entitled to vote at the special meeting of shareholders (the "Special Meeting"), to be held at Bank of Ashland, 1422 Winchester Avenue, Ashland, Kentucky on March 23, 1999 at 3:30 P.M., and at any and all adjournments thereof, as follows:

1.       Proposal to Approve Affiliation Agreement and Related Plan of Merger
         FOR              AGAINST     ABSTAIN

         Proposal to approve the affiliation agreement dated as of September 8, 1998, as amended on December 15, 1998, and the related plan of merger dated as of September 8, 1998, as amended on February __, 1999, each by and between Fifth Third Bancorp ("Fifth Third") and Ashland. Pursuant to the affiliation agreement and plan of merger, Ashland will merge into Fifth Third. At the time the merger becomes effective, each share of common stock of Ashland will be converted by virtue of the merger into the right to receive 9.754427 shares of common stock of Fifth Third.

         In the event of a substantial decline in the trading price of Fifth Third Common Stock relative to a group of peer institutions under certain circumstances as provided in the affiliation agreement and plan of merger, the Ashland Board of Directors may terminate the affiliation agreement and the plan of merger if Ashland and Fifth Third cannot agree on an adjustment to the terms of the merger. Approval of the proposal will also authorize the Ashland Board of Directors to exercise its discretion whether to proceed with the merger in the event that Ashland has the right to exercise its termination right as described in the preceding sentence without notice to, or a resolicitation of, shareholders as set forth in the Affiliation Agreement and related Plan of Merger attached as part of the accompanying Proxy Statement/Prospectus.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AFFILIATION AGREEMENT AND RELATED PLAN OF MERGER AND THE TRANSACTIONS CONTEMPLATED THEREBY.




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THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS
PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN
THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER
BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. THIS PROXY CONFERS
DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING.

         Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of Ashland at the Special Meeting of the shareholder's decision to terminate this proxy, then the powers of said attorneys and proxies shall be deemed terminated an of no further force and effect.

         The undersigned acknowledges receipt from Ashland prior to the execution of this proxy of Notice of the Special Meeting and a Proxy Statement/ Prospectus dated ___________, 1999.

                                    PLEASE COMPLETE, DATE, SIGN AND
                                    MAIL THIS PROXY PROMPTLY IN THE
                                    ACCOMPANYING POSTAGE PREPAID
                                    ENVELOPE.

                                    Dated: _______________________, 1999

                                    Number of Shares: __________________



                                    ____________________________________
                                    PRINT NAME OF SHAREHOLDER


                                    ____________________________________
                                    SIGNATURE OF SHAREHOLDER


                                    ____________________________________
                                    PRINT NAME OF SHAREHOLDER


                                    ____________________________________
                                    SIGNATURE OF SHAREHOLDER

                                    PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON
                                    THE ENVELOPE IN WHICH THIS CARD WAS
                                    ENTITLED. WHEN SIGNING AS ATTORNEY,
                                    EXECUTOR, TRUSTEE OR GUARDIAN, PLEASE GIVE
                                    YOUR FULL TITLE. IF SHARES ARE HELD JOINTLY,
                                    EACH HOLDER SHOULD SIGN.